UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 27, 2023

Date of Report (Date of earliest event reported)

Insight Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 East 91st Street New York, NY	10128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 353-7610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	INAQ.UT	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	INAQ	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	INAQW	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Information.

On April 27, 2023, Insight Acquisition Corp. (the “Company”) issued a press release reporting that the Company will transfer the listing of its securities to The Nasdaq Stock Market. The press release is attached hereto at Exhibit 99.1. In the press release, the Company stated that its securities will commence trading on Nasdaq upon the market open on Tuesday, May 2, 2023. The Company’s Class A common stock will continue trading under the ticker symbol “INAQ” on the Nasdaq Global Market and the Company’s units and warrants will continue trading under the ticker symbols “INAQU” and “INAQW,” respectively, on the Nasdaq Capital Market.

Item 9.01. Financial Statements and Exhibits

Exhibit #	Description

99.1	Press Release dated April 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2023

INSIGHT ACQUISITION CORP.

By:	/s/ Michael Singer
Name:	Michael Singer
Title:	Executive Chairman

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